UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2018

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 20, 2018, Key Energy Services, Inc. (the “Company”) sent a letter (the “September 20 Letter”) to the Chairman and the President and Chief Executive Officer of Basic Energy Services, Inc., a Delaware corporation (“Basic”), indicating an interest in acquiring, by means of a merger agreement to be negotiated between the Company and Basic, all outstanding capital stock of Basic in a stock-for-stock transaction at a fixed exchange ratio of 0.773 shares of common stock, par value $0.01 per share, of the Company (“Company Shares”) for each share of common stock, par value $0.01 per share, of Basic (each, a “Basic Share”). The exchange ratio proposed represents a value of $9.80 per Basic Share, based on the ten-day volume weighted average price of Company Shares as of September 19, 2018. On September 23, 2018, the Company sent a second letter (the “September 23 Letter,” and together with the September 20 Letter, the “Letters”) to Basic regarding the bond offering Basic had previously announced on September 19, 2018, in which the Company urged Basic to delay or modify the terms of the bond offering.

On September 23, 2018, Basic responded to the Letters by telephone and indicated (i) it would proceed with the bond offering, (ii) it did not view the bond offering as impacting its ability to engage in a transaction with the Company, (iii) that it would formally respond by letter in the next 24 to 48 hours and (iv) that Basic would then be prepared to discuss the Company’s proposal following such response. On September 24, 2018, the Company issued a press release announcing the Company’s proposal to enter into a business combination with Basic and that the Company had sent the Letters to Basic.

A copy of the press release, including the full text of the Letters, is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the text of the press release.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that the Company has made for a business combination transaction with Basic. In furtherance of this proposal and subject to future developments, the Company (and, if a negotiated transaction is agreed, Basic) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND BASIC ARE URGED TO READ THE PROXY STATEMENT(s), REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when they become available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: September 24, 2018	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel and Secretary